News Release

AMERIS BANCORP ANNOUNCES FINANCIAL RESULTS FOR THIRD QUARTER 2024

Highlights of Ameris’s results for the third quarter of 2024 include the following:
•Net income of $99.2 million, or $1.44 per diluted share;
•Adjusted net income(1) of $95.2 million, or $1.38 per diluted share
•Return on average assets ("ROA") of 1.49%; Adjusted ROA(1) of 1.43%
•Pre-tax, pre-provision net revenue (PPNR) ROA(1) of 1.99%;
•Growth in tangible book value(1) of $1.72 per share, or 19.1% annualized, to $37.51 at September 30, 2024
•TCE ratio(1) of 10.24%, compared with 9.11% one year ago
•Completed the sale of a pool of mortgage servicing rights ("MSR") recognizing a gain of $5.2 million and reducing exposure to GNMA nonaccrual loans by $85.4 million
•Net interest margin of 3.51% for the third quarter of 2024
•Growth in average earning assets of $454.8 million, or 7.6% annualized
•Growth in total deposits of $435.1 million, or 8.1% annualized
•Allowance for loan losses steady at 1.60% of loans at September 30, 2024
•Annualized net charge-offs declined to 0.15% of average total loans

ATLANTA, GA, October 24, 2024 - Ameris Bancorp (NYSE: ABCB) (the “Company”) today reported net income of $99.2 million, or $1.44 per diluted share, for the quarter ended September 30, 2024, compared with $80.1 million, or $1.16 per diluted share, for the quarter ended September 30, 2023. Excluding the gain on sale of MSRs and natural disaster expenses, adjusted net income(1) was $95.2 million, or $1.38 per diluted share, for the quarter ended September 30, 2024, compared with $80.1 million, or $1.16 per diluted share, for the quarter ended September 30, 2023.

For the year-to-date period ending September 30, 2024, the Company reported net income of $264.3 million, or $3.83 per diluted share, compared with $203.2 million, or $2.94 per diluted share, for the same period in 2023. The year-to-date period ending September 30, 2024 included a provision for credit losses of $46.0 million, compared with $119.7 million for the same period in 2023.

Commenting on the Company’s results, Palmer Proctor, the Company’s Chief Executive Officer, said, “This quarter's strong financial performance reflects our core franchise value, disciplined focus on enhancing shareholder returns and commitment to our customers. We achieved core deposit growth, sold additional MSRs at a gain, reduced GNMA nonaccrual exposure and grew tangible book value by over 19% annualized this quarter. We are building capital at a strong pace, with our TCE ratio now over 10% and CET1 ratio at 12%. We remain dedicated to the Southeast markets, which continue to grow and thrive."

Net Interest Income and Net Interest Margin
Net interest income on a tax-equivalent basis (TE) was $215.0 million in the third quarter of 2024, an increase of $2.1 million, or 1.0%, from last quarter and $6.3 million, or 3.0%, compared with the third quarter of 2023. The Company's net interest margin was 3.51% for the third quarter of 2024, down from 3.58% reported for the second quarter of 2024 and from 3.54% reported for the third quarter of 2023. The decrease in net interest margin this quarter compared with the second quarter of 2024 is primarily attributable to decreased yield on securities during the period, in addition to an increase in funding costs. During the second quarter of 2024, the Company recognized approximately $2.3 million, or 0.04% to margin, related to positive inflation adjustments on Treasury Inflation-

Protected Securities and accelerated accretion on an early bond payoff. The decrease in net interest margin compared with the same period in 2023 is due to the effect of overall increases in deposit costs over the last year, partially offset by increased yields on earning assets.

Yields on earning assets decreased five basis points during the quarter to 5.81%, compared with 5.86% in the second quarter of 2024. This decrease is primarily related to the $2.3 million in bond income recognized in the second quarter of 2024 noted above. Yields on earning assets increased 19 basis points compared with 5.62% for the third quarter of 2023. Yields on loans increased to 6.01% during the third quarter of 2024, compared with 6.00% for the second quarter of 2024 and 5.81% for the third quarter of 2023.

The Company’s total cost of funds was 2.50% in the third quarter of 2024, an increase of two and 26 basis points compared with the second quarter of 2024 and third quarter of 2023, respectively. Deposit costs increased only seven basis points during the third quarter of 2024 to 2.39%, compared with 2.32% in the second quarter of 2024. Costs of interest-bearing deposits increased during the quarter from 3.37% in the second quarter of 2024 to 3.44% in the third quarter of 2024, reflecting an increase in money market and brokered deposit account balances and costs.

Noninterest Income
Noninterest income decreased $19.0 million, or 21.4%, in the third quarter of 2024 to $69.7 million, compared with $88.7 million for the second quarter of 2024, primarily as a result of decreased gain on securities and mortgage revenue. The second quarter of 2024 included a gain on conversion of Visa Class B stock of $12.6 million, compared with no such gain in the third quarter of 2024. Mortgage banking activity decreased by $8.5 million, or 18.2%, to $37.9 million in the third quarter of 2024, compared with $46.4 million for the second quarter of 2024. Gain on sale spreads decreased to 2.17% in the third quarter of 2024 from 2.45% for the second quarter of 2024. Total production in the retail mortgage division decreased $170.1 million, or 12.8%, to $1.16 billion in the third quarter of 2024, compared with $1.33 billion for the second quarter of 2024. The retail mortgage open pipeline was $813.7 million at the end of the third quarter of 2024, compared with $802.2 million for the second quarter of 2024. Included in other noninterest income in the third quarter of 2024 was a $5.2 million gain from the sale of mortgage servicing rights, compared with $4.7 million for the second quarter of 2024.

Noninterest Expense
Noninterest expense decreased $3.6 million, or 2.3%, to $151.8 million during the third quarter of 2024, compared with $155.4 million for the second quarter of 2024. During the third quarter of 2024, the Company recorded natural disaster expenses of $150,000. During the second quarter of 2024, the Company recorded a reduction in FDIC special assessment expense of $895,000. Excluding these items, adjusted expenses(1) decreased approximately $4.6 million, or 3.0%, to $151.6 million in the third quarter of 2024 from $156.3 million in the second quarter of 2024. The decrease in adjusted expenses(1) resulted from a $1.2 million decrease in loan servicing expenses as a result of the sale of mortgage servicing rights beginning in the second quarter of 2024. Also contributing to the decrease in adjusted expenses were $1.0 million of additional deferred origination costs in our equipment finance division and a reduction of $1.0 million in problem loan expenses. Management continues to focus on operating efficiency, and the adjusted efficiency ratio(1) improved to 54.25% in the third quarter of 2024, compared with 55.00% in the second quarter of 2024.

Income Tax Expense
The Company's effective tax rate for the third quarter of 2024 was 21.2%, compared with 28.2% for the second quarter of 2024. Tax expense during the second quarter of 2024 included a $4.8 million expense related to the termination of certain BOLI policies.

Balance Sheet Trends
Total assets at September 30, 2024 were $26.40 billion, compared with $25.20 billion at December 31, 2023. Debt securities available-for-sale increased to $1.44 billion, compared with $1.40 billion at December 31, 2023. Loans, net of unearned income, increased $695.7 million, or 4.6% annualized, to $20.96 billion at September 30, 2024, compared with $20.27 billion at December 31, 2023. Loans held for sale increased to $553.4 million at September 30, 2024 from $281.3 million at December 31, 2023.

At September 30, 2024, total deposits amounted to $21.88 billion, compared with $20.71 billion at December 31, 2023. During the third quarter of 2024, deposits grew $435.1 million, with noninterest bearing accounts increasing $21.1 million, money market accounts increasing $83.6 million, retail CDs increasing $60.4 million and brokered CDs increasing $403.7 million, with such increases offset in part by a $12.6 million decrease in savings accounts and a 121.0 million decrease in interest bearing demand accounts. Noninterest bearing accounts as a percentage of total deposits was minimally changed, such that at September 30, 2024, noninterest bearing deposit accounts represented $6.67 billion, or 30.5% of total deposits, compared with $6.49 billion, or 31.3% of total deposits, at December 31, 2023.

Shareholders’ equity at September 30, 2024 totaled $3.68 billion, an increase of $254.6 million, or 7.4%, from December 31, 2023.  The increase in shareholders’ equity was primarily the result of earnings of $264.3 million during the first nine months of 2024, partially offset by dividends declared, share repurchases and an improvement in other comprehensive loss of $20.2 million resulting from changes in interest rates on the Company's investment portfolio. Tangible book value per share(1) increased $3.87 per share, or 15.4% annualized, during the first nine months of 2024 to $37.51 at September 30, 2024. Tangible common equity as a percentage of tangible assets was 10.24% at September 30, 2024, compared with 9.64% at the end of 2023. The Company had no repurchases of its shares in the quarter ending September 30, 2024.

Credit Quality
During the third quarter of 2024, the Company recorded a provision for credit losses of $6.1 million, keeping the allowance for credit losses at 1.60% of loans, compared with a provision of $18.8 million in the second quarter of 2024. Nonperforming assets as a percentage of total assets improved 30 basis points to 0.44% during the quarter. Approximately $8.2 million, or 7.0%, of the nonperforming assets at September 30, 2024 were GNMA-guaranteed mortgage loans, which have minimal loss exposure. Excluding these government-guaranteed loans, nonperforming assets as a percentage of total assets increased two basis points to 0.41% at September 30, 2024, compared with 0.39% at the second quarter of 2024. The Company sold a pool of MSRs during the third quarter of 2024 which reduced exposure to nonperforming GNMA-guaranteed mortgage loans by $85.4 million. The net charge-off ratio improved to 15 basis points for the third quarter of 2024, from 18 basis points in the second quarter of 2024.

Share Repurchase Program
The Company's board of directors, on October 18, 2024, authorized the Company to repurchase up to $100.0 million of its outstanding common stock. Repurchases of shares, which are authorized to occur through October 31, 2025, will be made, if at all, in accordance with applicable securities laws and may be made from time to time in the open market or by negotiated transactions. The amount and timing of repurchases will be based on a variety of factors, including share acquisition price, regulatory limitations and other market and economic factors. The program does not require the Company to repurchase any specific number of shares. The board's authorization is a continuation of and increase in the Company's previously announced share repurchase program which was set to expire on October 31 and under which the Company has repurchased $8.3 million of its outstanding common stock in the past 12 months.

Conference Call
The Company will host a teleconference at 9:00 a.m. Eastern time on Friday, October 25, 2024, to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-844-481-2939. The conference call ID is Ameris Bancorp. A replay of the call will be available beginning one hour after the end of the conference call until November 1, 2024. To listen to the replay, dial 1-877-344-7529. The conference replay access code is 1525671. The financial information discussed will be available on the Investor Relations page of the Ameris Bank website at ir.amerisbank.com. Participants also may listen to a live webcast of the presentation by visiting the link on the Investor Relations page of the Ameris Bank website.

About Ameris Bancorp
Ameris Bancorp is the parent of Ameris Bank, a state-chartered bank headquartered in Atlanta, Georgia. Ameris operates 164 financial centers across the Southeast and also serves consumer and business customers nationwide through select lending channels. Ameris manages $26.4 billion in assets as of September 30, 2024, and provides a full range of traditional banking and lending products, treasury and cash management, insurance premium financing, and mortgage and refinancing services. Learn more about Ameris at www.amerisbank.com.

(1) Considered non-GAAP financial measure - See reconciliation of GAAP to non-GAAP financial measures in tables 9A - 9E.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP financial measures in its analysis of the Company’s performance. These measures are useful when evaluating the underlying performance and efficiency of the Company’s operations and balance sheet. The Company’s management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company’s management believes that investors may use these non-GAAP financial measures to evaluate the Company’s financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies.

This news release contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals. Words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this news release are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness of borrowers, collateral values, asset recovery values and the value of investment securities; movements in interest rates and their impacts on net interest margin, investment security valuations and other performance measures; expectations on credit quality and performance; legislative and regulatory changes; changes in U.S. government monetary and fiscal policy; competitive pressures on product pricing and services; the success and timing of other business strategies; our outlook and long-term goals for future growth; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the Company's subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.

For more information, contact:
Brady Gailey
Executive Director of Corporate Development
(404) 240-1517

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Financial Highlights	Table 1
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2024	2024	2024	2023	2023	2024	2023
EARNINGS
Net income	$99,212	$90,785	$74,312	$65,934	$80,115	$264,309	$203,171
Adjusted net income(1)	$95,187	$80,763	$75,612	$73,568	$80,115	$251,562	$202,685

COMMON SHARE DATA
Earnings per share available to common shareholders
Basic	$1.44	$1.32	$1.08	$0.96	$1.16	$3.84	$2.94
Diluted	$1.44	$1.32	$1.08	$0.96	$1.16	$3.83	$2.94
Adjusted diluted EPS(1)	$1.38	$1.17	$1.10	$1.07	$1.16	$3.64	$2.93
Cash dividends per share	$0.15	$0.15	$0.15	$0.15	$0.15	$0.45	$0.45
Book value per share (period end)	$53.30	$51.64	$50.42	$49.62	$48.41	$53.30	$48.41
Tangible book value per share (period end)(1)	$37.51	$35.79	$34.52	$33.64	$32.38	$37.51	$32.38
Weighted average number of shares
Basic	68,798,093	68,824,150	68,808,393	68,824,004	68,879,352	68,811,727	69,023,201
Diluted	69,066,298	69,013,834	69,014,116	69,014,793	68,994,247	69,031,666	69,129,921
Period end number of shares	69,067,019	69,066,573	69,115,263	69,053,341	69,138,461	69,067,019	69,138,461
Market data
High intraday price	$65.40	$51.18	$53.99	$53.84	$45.34	$65.40	$50.54
Low intraday price	$48.21	$44.23	$44.00	$34.26	$33.21	$44.00	$28.33
Period end closing price	$62.39	$50.35	$48.38	$53.05	$38.39	$62.39	$38.39
Average daily volume	379,896	301,784	407,898	390,190	361,167	362,808	429,170

PERFORMANCE RATIOS
Return on average assets	1.49%	1.41%	1.18%	1.03%	1.25%	1.36%	1.07%
Adjusted return on average assets(1)	1.43%	1.25%	1.20%	1.15%	1.25%	1.30%	1.07%
Return on average common equity	10.91%	10.34%	8.63%	7.73%	9.56%	9.98%	8.26%
Adjusted return on average tangible common equity(1)	14.99%	13.35%	12.88%	12.81%	14.35%	13.77%	12.46%
Earning asset yield (TE)	5.81%	5.86%	5.73%	5.69%	5.62%	5.80%	5.46%
Total cost of funds	2.50%	2.48%	2.41%	2.32%	2.24%	2.46%	1.96%
Net interest margin (TE)	3.51%	3.58%	3.51%	3.54%	3.54%	3.53%	3.63%
Efficiency ratio	53.49%	51.68%	55.64%	56.80%	52.21%	53.52%	52.64%
Adjusted efficiency ratio (TE)(1)	54.25%	55.00%	54.56%	52.87%	52.02%	54.61%	52.49%

CAPITAL ADEQUACY (period end)
Shareholders' equity to assets	13.94%	13.45%	13.58%	13.60%	13.02%	13.94%	13.02%
Tangible common equity to tangible assets(1)	10.24%	9.72%	9.71%	9.64%	9.11%	10.24%	9.11%

OTHER DATA (period end)
Full time equivalent employees
Banking Division	2,056	2,073	2,082	2,088	2,082	2,056	2,082
Retail Mortgage Division	592	595	596	595	601	592	601
Warehouse Lending Division	9	9	8	7	8	9	8
Premium Finance Division	76	74	73	75	78	76	78
Total Ameris Bancorp FTE headcount	2,733	2,751	2,759	2,765	2,769	2,733	2,769

Branch locations	164	164	164	164	164	164	164
Deposits per branch location	$133,410	$130,757	$128,033	$126,271	$125,551	$133,410	$125,551
(1)Considered non-GAAP financial measure - See reconciliation of GAAP to non-GAAP financial measures in tables 9A - 9E

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Income Statement	Table 2
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2024	2024	2024	2023	2023	2024	2023
Interest income
Interest and fees on loans	$325,622	$317,664	$303,393	$303,487	$304,699	$946,679	$868,675
Interest on taxable securities	15,555	16,948	13,092	14,033	14,754	45,595	44,969
Interest on nontaxable securities	336	335	330	326	331	1,001	1,009
Interest on deposits in other banks	13,633	12,376	12,637	14,368	10,769	38,646	33,568
Total interest income	355,146	347,323	329,452	332,214	330,553	1,031,921	948,221

Interest expense
Interest on deposits	129,698	121,245	118,174	111,749	102,999	369,117	244,268
Interest on other borrowings	11,388	14,157	9,890	14,364	19,803	35,435	75,010
Total interest expense	141,086	135,402	128,064	126,113	122,802	404,552	319,278

Net interest income	214,060	211,921	201,388	206,101	207,751	627,369	628,943

Provision for loan losses	6,313	25,348	25,523	30,401	30,095	57,184	123,114
Provision for unfunded commitments	(204)	(6,570)	(4,422)	(7,438)	(5,634)	(11,196)	(3,415)
Provision for other credit losses	(2)	(5)	4	(11)	(2)	(3)	5
Provision for credit losses	6,107	18,773	21,105	22,952	24,459	45,985	119,704
Net interest income after provision for credit losses	207,953	193,148	180,283	183,149	183,292	581,384	509,239

Noninterest income
Service charges on deposit accounts	12,918	12,672	11,759	12,252	12,092	37,349	34,323
Mortgage banking activity	37,947	46,399	39,430	31,461	36,290	123,776	108,424
Other service charges, commissions and fees	1,163	1,211	1,202	1,234	1,221	3,576	3,167
Gain (loss) on securities	(8)	12,335	(7)	(288)	(16)	12,320	(16)
Other noninterest income	17,689	16,094	13,494	11,589	13,594	47,277	40,682
Total noninterest income	69,709	88,711	65,878	56,248	63,181	224,298	186,580

Noninterest expense
Salaries and employee benefits	88,700	88,201	82,930	75,966	81,898	259,831	244,144
Occupancy and equipment	11,716	12,559	12,885	13,197	12,745	37,160	38,253
Data processing and communications expenses	15,221	15,193	14,654	14,028	12,973	45,068	39,458
Credit resolution-related expenses(1)	(110)	840	486	157	(1,360)	1,216	(77)
Advertising and marketing	4,089	3,571	2,545	2,974	2,723	10,205	8,882
Amortization of intangible assets	4,180	4,407	4,422	4,425	4,425	13,009	13,819
Other noninterest expenses	27,981	30,586	30,789	38,264	28,042	89,356	84,791
Total noninterest expense	151,777	155,357	148,711	149,011	141,446	455,845	429,270

Income before income tax expense	125,885	126,502	97,450	90,386	105,027	349,837	266,549
Income tax expense	26,673	35,717	23,138	24,452	24,912	85,528	63,378
Net income	$99,212	$90,785	$74,312	$65,934	$80,115	$264,309	$203,171

Diluted earnings per common share	$1.44	$1.32	$1.08	$0.96	$1.16	$3.83	$2.94

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Period End Balance Sheet	Table 3
	Sep	Jun	Mar	Dec	Sep
(dollars in thousands)	2024	2024	2024	2023	2023
Assets
Cash and due from banks	$231,515	$257,297	$235,931	$230,470	$241,137
Interest-bearing deposits in banks	1,127,641	1,104,897	975,321	936,834	1,304,636
Debt securities available-for-sale, at fair value	1,441,552	1,531,047	1,414,419	1,402,944	1,424,081
Debt securities held-to-maturity, at amortized cost	161,220	148,538	147,022	141,512	141,859
Other investments	63,899	96,613	77,480	71,794	104,957
Loans held for sale	553,379	570,180	364,332	281,332	381,466

Loans, net of unearned income	20,964,981	20,992,603	20,600,260	20,269,303	20,201,079
Allowance for credit losses	(334,457)	(336,218)	(320,023)	(307,100)	(290,104)
Loans, net	20,630,524	20,656,385	20,280,237	19,962,203	19,910,975

Other real estate owned	9,482	2,213	2,158	6,199	3,397
Premises and equipment, net	210,931	213,255	214,801	216,435	217,564
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangible assets, net	74,941	79,120	83,527	87,949	92,375
Cash value of bank owned life insurance	460,699	376,458	396,804	395,778	393,769
Other assets	418,353	469,079	447,767	454,603	465,968
Total assets	$26,399,782	$26,520,728	$25,655,445	$25,203,699	$25,697,830

Liabilities
Deposits
Noninterest-bearing	$6,670,320	$6,649,220	$6,538,322	$6,491,639	$6,589,610
Interest-bearing	15,208,945	14,794,923	14,459,068	14,216,870	14,000,735
Total deposits	21,879,265	21,444,143	20,997,390	20,708,509	20,590,345
Other borrowings	346,446	946,413	631,380	509,586	1,209,553
Subordinated deferrable interest debentures	131,811	131,312	130,814	130,315	129,817
Other liabilities	360,892	432,246	411,123	428,542	421,046
Total liabilities	22,718,414	22,954,114	22,170,707	21,776,952	22,350,761

Shareholders' Equity
Preferred stock	—	—	—	—	—
Common stock	72,698	72,697	72,683	72,516	72,514
Capital stock	1,954,532	1,950,846	1,948,352	1,945,385	1,942,852
Retained earnings	1,772,989	1,684,218	1,603,832	1,539,957	1,484,424
Accumulated other comprehensive loss, net of tax	(15,724)	(38,020)	(39,959)	(35,939)	(60,818)
Treasury stock	(103,127)	(103,127)	(100,170)	(95,172)	(91,903)
Total shareholders' equity	3,681,368	3,566,614	3,484,738	3,426,747	3,347,069
Total liabilities and shareholders' equity	$26,399,782	$26,520,728	$25,655,445	$25,203,699	$25,697,830

Other Data
Earning assets	$24,312,672	$24,443,878	$23,578,834	$23,103,719	$23,558,078
Intangible assets	1,090,587	1,094,766	1,099,173	1,103,595	1,108,021
Interest-bearing liabilities	15,687,202	15,872,648	15,221,262	14,856,771	15,340,105
Average assets	26,442,984	25,954,808	25,295,088	25,341,990	25,525,913
Average common shareholders' equity	3,618,052	3,530,869	3,462,871	3,383,554	3,324,960

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Asset Quality Information	Table 4
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2024	2024	2024	2023	2023	2024	2023
Allowance for Credit Losses
Balance at beginning of period	$366,852	$357,232	$348,727	$339,180	$326,783	$348,727	$258,163

Adoption of ASU 2022-02	—	—	—	—	—	—	(1,711)

Provision for loan losses	6,313	25,348	25,523	30,401	30,095	57,184	123,114
Provision for unfunded commitments	(204)	(6,570)	(4,422)	(7,438)	(5,634)	(11,196)	(3,415)
Provision for other credit losses	(2)	(5)	4	(11)	(2)	(3)	5
Provision for credit losses	6,107	18,773	21,105	22,952	24,459	45,985	119,704

Charge-offs	15,352	16,845	18,457	20,104	19,488	50,654	55,114
Recoveries	7,278	7,692	5,857	6,699	7,426	20,827	18,138
Net charge-offs (recoveries)	8,074	9,153	12,600	13,405	12,062	29,827	36,976

Ending balance	$364,885	$366,852	$357,232	$348,727	$339,180	$364,885	$339,180

Allowance for loan losses	$334,457	$336,218	$320,023	$307,100	$290,104	$334,457	$290,104
Allowance for unfunded commitments	30,362	30,566	37,136	41,558	48,996	30,362	48,996
Allowance for other credit losses	66	68	73	69	80	66	80
Total allowance for credit losses	$364,885	$366,852	$357,232	$348,727	$339,180	$364,885	$339,180

Non-Performing Assets
Nonaccrual portfolio loans	$87,339	$85,878	$80,448	$60,961	$53,806	$87,339	$53,806
Other real estate owned	9,482	2,213	2,158	6,199	3,397	9,482	3,397
Repossessed assets	19	22	29	17	22	19	22
Accruing loans delinquent 90 days or more	12,234	15,909	15,811	16,988	11,891	12,234	11,891
Non-performing portfolio assets	$109,074	$104,022	$98,446	$84,165	$69,116	$109,074	$69,116
Serviced GNMA-guaranteed mortgage nonaccrual loans	8,168	93,520	84,238	90,156	80,752	8,168	80,752
Total non-performing assets	$117,242	$197,542	$182,684	$174,321	$149,868	$117,242	$149,868

Asset Quality Ratios
Non-performing portfolio assets as a percent of total assets	0.41%	0.39%	0.38%	0.33%	0.27%	0.41%	0.27%
Total non-performing assets as a percent of total assets	0.44%	0.74%	0.71%	0.69%	0.58%	0.44%	0.58%
Net charge-offs as a percent of average loans (annualized)	0.15%	0.18%	0.25%	0.26%	0.23%	0.19%	0.25%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Loan Information	Table 5
	Sep	Jun	Mar	Dec	Sep
(dollars in thousands)	2024	2024	2024	2023	2023
Loans by Type
Commercial, financial and agricultural	$2,949,957	$2,860,973	$2,758,716	$2,688,929	$2,632,836
Consumer	210,310	217,787	232,993	241,552	259,797
Indirect automobile	10,891	16,335	24,022	34,257	47,108
Mortgage warehouse	985,910	1,070,921	891,336	818,728	852,823
Municipal	449,561	454,967	477,567	492,668	497,093
Premium Finance	1,246,452	1,151,261	998,726	946,562	1,007,334
Real estate - construction and development	2,232,114	2,336,987	2,264,346	2,129,187	2,236,686
Real estate - commercial and farmland	8,249,981	8,103,634	8,131,248	8,059,754	7,865,389
Real estate - residential	4,629,805	4,779,738	4,821,306	4,857,666	4,802,013
Total loans	$20,964,981	$20,992,603	$20,600,260	$20,269,303	$20,201,079

Loans by Risk Grade
Pass	$20,676,342	$20,623,416	$20,221,302	$19,846,731	$19,812,895
Other assets especially mentioned	124,479	115,477	137,225	203,725	187,449
Substandard	164,160	253,710	241,733	218,847	200,735
Total loans	$20,964,981	$20,992,603	$20,600,260	$20,269,303	$20,201,079

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Average Balances	Table 6
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2024	2024	2024	2023	2023	2024	2023
Earning Assets
Interest-bearing deposits in banks	$997,308	$899,866	$923,845	$936,733	$864,028	$940,548	$907,433
Investment securities - taxable	1,733,418	1,663,841	1,599,705	1,591,567	1,650,164	1,665,902	1,688,656
Investment securities - nontaxable	41,496	41,396	41,287	40,227	40,896	41,393	42,168
Loans held for sale	575,461	491,000	323,351	405,080	464,452	463,680	510,690
Loans	21,023,629	20,820,361	20,320,678	20,252,773	20,371,689	20,722,659	20,121,143
Total Earning Assets	$24,371,312	$23,916,464	$23,208,866	$23,226,380	$23,391,229	$23,834,182	$23,270,090

Deposits
Noninterest-bearing deposits	$6,622,952	$6,558,427	$6,403,300	$6,572,190	$6,655,191	$6,528,572	$6,838,618
NOW accounts	3,753,528	3,824,538	3,829,977	3,760,992	3,661,701	3,802,501	3,917,476
MMDA	6,508,770	6,251,719	5,952,389	5,994,361	5,527,731	6,238,615	5,176,794
Savings accounts	765,909	781,588	795,887	817,075	915,678	781,072	976,684
Retail CDs	2,478,875	2,430,416	2,378,678	2,281,357	2,200,413	2,429,505	1,947,739
Brokered CDs	1,493,352	1,167,174	1,381,382	1,122,684	1,441,854	1,347,836	991,554
Total Deposits	21,623,386	21,013,862	20,741,613	20,548,659	20,402,568	21,128,101	19,848,865
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	—	1	—	—	—	—	—
FHLB advances	358,332	548,251	219,589	538,096	943,855	375,328	1,436,753
Other borrowings	298,073	307,449	308,210	311,091	312,572	304,554	330,035
Subordinated deferrable interest debentures	131,547	131,050	130,551	130,054	129,554	131,052	129,059
Total Non-Deposit Funding	787,952	986,751	658,350	979,241	1,385,981	810,934	1,895,847
Total Funding	$22,411,338	$22,000,613	$21,399,963	$21,527,900	$21,788,549	$21,939,035	$21,744,712

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Interest Income and Interest Expense (TE)	Table 7
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2024	2024	2024	2023	2023	2024	2023
Interest Income
Interest-bearing deposits in banks	$13,633	$12,376	$12,637	$14,368	$10,769	$38,646	$33,568
Debt securities - taxable	15,555	16,948	13,092	14,033	14,754	45,595	44,969
Debt securities - nontaxable (TE)	426	423	418	413	418	1,267	1,277
Loans held for sale	9,142	8,189	5,348	6,846	7,460	22,679	22,865
Loans (TE)	317,358	310,347	298,907	297,501	298,102	926,612	848,375
Total Earning Assets	$356,114	$348,283	$330,402	$333,161	$331,503	$1,034,799	$951,054

Interest Expense
Interest-Bearing Deposits
NOW accounts	$20,535	$21,020	$20,574	$19,293	$17,255	$62,129	$50,291
MMDA	61,620	58,332	53,953	54,002	45,683	173,905	108,716
Savings accounts	960	984	986	974	1,791	2,930	5,375
Retail CDs	26,775	25,711	24,576	22,257	19,013	77,062	41,393
Brokered CDs	19,808	15,198	18,085	15,223	19,257	53,091	38,493
Total Interest-Bearing Deposits	129,698	121,245	118,174	111,749	102,999	369,117	244,268
Non-Deposit Funding
FHLB advances	4,443	7,167	2,578	7,089	12,543	14,188	52,213
Other borrowings	3,514	3,574	3,879	3,798	3,821	10,967	13,072
Subordinated deferrable interest debentures	3,431	3,416	3,433	3,477	3,439	10,280	9,725
Total Non-Deposit Funding	11,388	14,157	9,890	14,364	19,803	35,435	75,010
Total Interest-Bearing Funding	$141,086	$135,402	$128,064	$126,113	$122,802	$404,552	$319,278

Net Interest Income (TE)	$215,028	$212,881	$202,338	$207,048	$208,701	$630,247	$631,776

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Yields(1)	Table 8
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
	2024	2024	2024	2023	2023	2024	2023
Earning Assets
Interest-bearing deposits in banks	5.44%	5.53%	5.50%	6.09%	4.94%	5.49%	4.95%
Debt securities - taxable	3.57%	4.10%	3.29%	3.50%	3.55%	3.66%	3.82%
Debt securities - nontaxable (TE)	4.08%	4.11%	4.07%	4.07%	4.06%	4.09%	4.05%
Loans held for sale	6.32%	6.71%	6.65%	6.71%	6.37%	6.53%	5.99%
Loans (TE)	6.01%	6.00%	5.92%	5.83%	5.81%	5.97%	5.64%
Total Earning Assets	5.81%	5.86%	5.73%	5.69%	5.62%	5.80%	5.46%

Interest-Bearing Deposits
NOW accounts	2.18%	2.21%	2.16%	2.04%	1.87%	2.18%	1.72%
MMDA	3.77%	3.75%	3.65%	3.57%	3.28%	3.72%	2.81%
Savings accounts	0.50%	0.51%	0.50%	0.47%	0.78%	0.50%	0.74%
Retail CDs	4.30%	4.25%	4.16%	3.87%	3.43%	4.24%	2.84%
Brokered CDs	5.28%	5.24%	5.27%	5.38%	5.30%	5.26%	5.19%
Total Interest-Bearing Deposits	3.44%	3.37%	3.31%	3.17%	2.97%	3.38%	2.51%
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	—%	—%	—%	—%	—%	—%	—%
FHLB advances	4.93%	5.26%	4.72%	5.23%	5.27%	5.05%	4.86%
Other borrowings	4.69%	4.68%	5.06%	4.84%	4.85%	4.81%	5.30%
Subordinated deferrable interest debentures	10.38%	10.48%	10.58%	10.61%	10.53%	10.48%	10.07%
Total Non-Deposit Funding	5.75%	5.77%	6.04%	5.82%	5.67%	5.84%	5.29%
Total Interest-Bearing Liabilities	3.55%	3.53%	3.43%	3.35%	3.22%	3.51%	2.86%

Net Interest Spread	2.26%	2.33%	2.30%	2.34%	2.40%	2.29%	2.60%

Net Interest Margin(2)	3.51%	3.58%	3.51%	3.54%	3.54%	3.53%	3.63%

Total Cost of Funds(3)	2.50%	2.48%	2.41%	2.32%	2.24%	2.46%	1.96%
(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 21%.
(2) Rate calculated based on average earning assets.
(3) Rate calculated based on total average funding including noninterest-bearing deposits.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations

Adjusted Net Income	Table 9A
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2024	2024	2024	2023	2023	2024	2023
Net income available to common shareholders	$99,212	$90,785	$74,312	$65,934	$80,115	$264,309	$203,171

Adjustment items:
Gain on sale of MSR	(5,245)	(4,713)	—	—	—	(9,958)	—
Gain on conversion of Visa Class B-1 stock	—	(12,554)	—	—	—	(12,554)	—
Gain on BOLI proceeds	—	(466)	(998)	—	—	(1,464)	(486)
FDIC special assessment	—	(895)	2,909	11,566	—	2,014	—
Natural disaster expenses	150	—	—	—	—	150	—
Gain on bank premises	—	—	—	(1,903)	—	—	—
Tax effect of adjustment items (Note 1)	1,070	3,814	(611)	(2,029)	—	4,273	—
After tax adjustment items	(4,025)	(14,814)	1,300	7,634	—	(17,539)	(486)
Tax expense attributable to BOLI restructuring	—	4,792	—	—	—	4,792	—
Adjusted net income	$95,187	$80,763	$75,612	$73,568	$80,115	$251,562	$202,685

Weighted average number of shares - diluted	69,066,298	69,013,834	69,014,116	69,014,793	68,994,247	69,031,666	69,129,921
Net income per diluted share	$1.44	$1.32	$1.08	$0.96	$1.16	$3.83	$2.94
Adjusted net income per diluted share	$1.38	$1.17	$1.10	$1.07	$1.16	$3.64	$2.93

Average assets	$26,442,984	$25,954,808	$25,295,088	$25,341,990	$25,525,913	$25,899,617	$25,426,064
Return on average assets	1.49%	1.41%	1.18%	1.03%	1.25%	1.36%	1.07%
Adjusted return on average assets	1.43%	1.25%	1.20%	1.15%	1.25%	1.30%	1.07%

Average common equity	$3,618,052	$3,530,869	$3,462,871	$3,383,554	$3,324,960	$3,537,559	$3,289,706
Average tangible common equity	$2,525,421	$2,433,958	$2,361,544	$2,277,810	$2,214,775	$2,440,619	$2,174,958
Return on average common equity	10.91%	10.34%	8.63%	7.73%	9.56%	9.98%	8.26%
Adjusted return on average tangible common equity	14.99%	13.35%	12.88%	12.81%	14.35%	13.77%	12.46%

Note 1: Tax effect is calculated utilizing a 21% rate for taxable adjustments. Gain on BOLI proceeds is non-taxable and no tax effect is included.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Adjusted Efficiency Ratio (TE)	Table 9B
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2024	2024	2024	2023	2023	2024	2023
Adjusted Noninterest Expense
Total noninterest expense	$151,777	$155,357	$148,711	$149,011	$141,446	$455,845	$429,270
Adjustment items:
FDIC special assessment	—	895	(2,909)	(11,566)	—	(2,014)	—
Natural disaster expenses	(150)	—	—	—	—	(150)	—
Gain on bank premises	—	—	—	1,903	—	—	—
Adjusted noninterest expense	$151,627	$156,252	$145,802	$139,348	$141,446	$453,681	$429,270

Total Revenue
Net interest income	$214,060	$211,921	$201,388	$206,101	$207,751	$627,369	$628,943
Noninterest income	69,709	88,711	65,878	56,248	63,181	224,298	186,580
Total revenue	$283,769	$300,632	$267,266	$262,349	$270,932	$851,667	$815,523

Adjusted Total Revenue
Net interest income (TE)	$215,028	$212,881	$202,338	$207,048	$208,701	$630,247	$631,776
Noninterest income	69,709	88,711	65,878	56,248	63,181	224,298	186,580
Total revenue (TE)	284,737	301,592	268,216	263,296	271,882	854,545	818,356
Adjustment items:
(Gain) loss on securities	8	(12,335)	7	288	16	(12,320)	16
Gain on sale of MSR	(5,245)	(4,713)	—	—	—	(9,958)	—
Gain on BOLI proceeds	—	(466)	(998)	—	—	(1,464)	(486)
Adjusted total revenue (TE)	$279,500	$284,078	$267,225	$263,584	$271,898	$830,803	$817,886

Efficiency ratio	53.49%	51.68%	55.64%	56.80%	52.21%	53.52%	52.64%
Adjusted efficiency ratio (TE)	54.25%	55.00%	54.56%	52.87%	52.02%	54.61%	52.49%

Tangible Book Value Per Share	Table 9C
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2024	2024	2024	2023	2023	2024	2023
Total shareholders' equity	$3,681,368	$3,566,614	$3,484,738	$3,426,747	$3,347,069	$3,681,368	$3,347,069
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangibles, net	74,941	79,120	83,527	87,949	92,375	74,941	92,375
Total tangible shareholders' equity	$2,590,781	$2,471,848	$2,385,565	$2,323,152	$2,239,048	$2,590,781	$2,239,048

Period end number of shares	69,067,019	69,066,573	69,115,263	69,053,341	69,138,461	69,067,019	69,138,461
Book value per share (period end)	$53.30	$51.64	$50.42	$49.62	$48.41	$53.30	$48.41
Tangible book value per share (period end)	$37.51	$35.79	$34.52	$33.64	$32.38	$37.51	$32.38

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Tangible Common Equity to Tangible Assets	Table 9D
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2024	2024	2024	2023	2023	2024	2023
Total shareholders' equity	$3,681,368	$3,566,614	$3,484,738	$3,426,747	$3,347,069	$3,681,368	$3,347,069
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangibles, net	74,941	79,120	83,527	87,949	92,375	74,941	92,375
Total tangible shareholders' equity	$2,590,781	$2,471,848	$2,385,565	$2,323,152	$2,239,048	$2,590,781	$2,239,048

Total assets	$26,399,782	$26,520,728	$25,655,445	$25,203,699	$25,697,830	$26,399,782	$25,697,830
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangibles, net	74,941	79,120	83,527	87,949	92,375	74,941	92,375
Total tangible assets	$25,309,195	$25,425,962	$24,556,272	$24,100,104	$24,589,809	$25,309,195	$24,589,809

Equity to Assets	13.94%	13.45%	13.58%	13.60%	13.02%	13.94%	13.02%
Tangible Common Equity to Tangible Assets	10.24%	9.72%	9.71%	9.64%	9.11%	10.24%	9.11%

PPNR ROA	Table 9E
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2024	2024	2024	2023	2023	2024	2023
Net income	$99,212	$90,785	$74,312	$65,934	$80,115	$264,309	$203,171
Plus:
Income taxes	26,673	35,717	23,138	24,452	24,912	85,528	63,378
Provision for credit losses	6,107	18,773	21,105	22,952	24,459	45,985	119,704
PPNR	$131,992	$145,275	$118,555	$113,338	$129,486	$395,822	$386,253

Average Assets	$26,442,984	$25,954,808	$25,295,088	$25,341,990	$25,525,913	$25,899,617	$25,426,064

Return on Average Assets (ROA)	1.49%	1.41%	1.18%	1.03%	1.25%	1.36%	1.07%
PPNR ROA	1.99%	2.25%	1.89%	1.77%	2.01%	2.04%	2.03%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting	Table 10
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2024	2024	2024	2023	2023	2024	2023
Retail Mortgage Division
Net interest income	$23,553	$23,742	$23,287	$24,053	$22,805	$70,582	$64,249
Provision for credit losses	254	(2,882)	2,332	1,005	2,399	(296)	8,530
Noninterest income	41,498	50,145	38,765	30,588	35,691	130,408	106,557
Noninterest expense
Salaries and employee benefits	23,233	25,254	21,073	16,996	21,231	69,560	63,321
Occupancy and equipment expenses	957	1,008	1,049	1,210	1,182	3,014	3,689
Data processing and telecommunications expenses	1,184	1,276	1,366	1,318	1,052	3,826	3,518
Other noninterest expenses	12,164	13,397	12,530	11,634	12,153	38,091	35,759
Total noninterest expense	37,538	40,935	36,018	31,158	35,618	114,491	106,287
Income before income tax expense	27,259	35,834	23,702	22,478	20,479	86,795	55,989
Income tax expense	5,724	7,525	4,978	4,720	4,301	18,227	11,758
Net income	$21,535	$28,309	$18,724	$17,758	$16,178	$68,568	$44,231

Warehouse Lending Division
Net interest income	$3,653	$6,292	$6,028	$5,965	$6,008	$15,973	$17,874
Provision for credit losses	(170)	359	145	(68)	(589)	334	(372)
Noninterest income	400	1,028	740	929	662	2,168	2,546
Noninterest expense
Salaries and employee benefits	621	1,124	888	296	924	2,633	2,498
Occupancy and equipment expenses	6	7	7	3	1	20	2
Data processing and telecommunications expenses	32	59	25	51	30	116	120
Other noninterest expenses	217	298	237	229	219	752	644
Total noninterest expense	876	1,488	1,157	579	1,174	3,521	3,264
Income before income tax expense	3,347	5,473	5,466	6,383	6,085	14,286	17,528
Income tax expense	703	1,149	1,148	1,340	1,278	3,000	3,681
Net income	$2,644	$4,324	$4,318	$5,043	$4,807	$11,286	$13,847

Premium Finance Division
Net interest income	$10,060	$8,350	$7,605	$7,801	$9,381	$26,015	$26,206
Provision for credit losses	457	408	(499)	27	139	366	745
Noninterest income	11	11	10	9	4	32	22
Noninterest expense
Salaries and employee benefits	2,212	1,900	2,053	1,973	2,308	6,165	6,627
Occupancy and equipment expenses	28	70	76	83	89	174	231
Data processing and telecommunications expenses	83	102	79	100	73	264	224
Other noninterest expenses	1,140	1,095	1,028	1,057	1,027	3,263	3,160
Total noninterest expense	3,463	3,167	3,236	3,213	3,497	9,866	10,242
Income before income tax expense	6,151	4,786	4,878	4,570	5,749	15,815	15,241
Income tax expense	1,254	953	984	945	1,170	3,191	3,089
Net income	$4,897	$3,833	$3,894	$3,625	$4,579	$12,624	$12,152

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting (continued)	Table 10
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2024	2024	2024	2023	2023	2024	2023
Banking Division
Net interest income	$176,794	$173,537	$164,468	$168,282	$169,557	$514,799	$520,614
Provision for credit losses	5,566	20,888	19,127	21,988	22,510	45,581	110,801
Noninterest income	27,800	37,527	26,363	24,722	26,824	91,690	77,455
Noninterest expense
Salaries and employee benefits	62,634	59,923	58,916	56,701	57,435	181,473	171,698
Occupancy and equipment expenses	10,725	11,474	11,753	11,901	11,473	33,952	34,331
Data processing and telecommunications expenses	13,922	13,756	13,184	12,559	11,818	40,862	35,596
Other noninterest expenses	22,619	24,614	24,447	32,900	20,431	71,680	67,852
Total noninterest expense	109,900	109,767	108,300	114,061	101,157	327,967	309,477
Income before income tax expense	89,128	80,409	63,404	56,955	72,714	232,941	177,791
Income tax expense	18,992	26,090	16,028	17,447	18,163	61,110	44,850
Net income	$70,136	$54,319	$47,376	$39,508	$54,551	$171,831	$132,941

Total Consolidated
Net interest income	$214,060	$211,921	$201,388	$206,101	$207,751	$627,369	$628,943
Provision for credit losses	6,107	18,773	21,105	22,952	24,459	45,985	119,704
Noninterest income	69,709	88,711	65,878	56,248	63,181	224,298	186,580
Noninterest expense
Salaries and employee benefits	88,700	88,201	82,930	75,966	81,898	259,831	244,144
Occupancy and equipment expenses	11,716	12,559	12,885	13,197	12,745	37,160	38,253
Data processing and telecommunications expenses	15,221	15,193	14,654	14,028	12,973	45,068	39,458
Other noninterest expenses	36,140	39,404	38,242	45,820	33,830	113,786	107,415
Total noninterest expense	151,777	155,357	148,711	149,011	141,446	455,845	429,270
Income before income tax expense	125,885	126,502	97,450	90,386	105,027	349,837	266,549
Income tax expense	26,673	35,717	23,138	24,452	24,912	85,528	63,378
Net income	$99,212	$90,785	$74,312	$65,934	$80,115	$264,309	$203,171